                                                                   Exhibit 23(j)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Stratton Monthly Dividend REIT Shares, Inc. and to the inclusion of our report dated January 10, 2003 to the Shareholders and Board of Directors of the Stratton Mutual Funds.



                                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 15, 2003